UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2016

CORENERGY INFRASTRUCTURE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO 64106
(Address of principal executive office, including zip code)

(816) 875-3705
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 29, 2016, CorEnergy Infrastructure Trust, Inc. drew down $44 million in loans under its Amended and Restated Revolving Credit Agreement dated July 8, 2015 with Regions Bank (as amended, the “Regions Credit Agreement”) for the refinancing of the Pinedale Amended and Restated Term Credit Agreement dated December 14, 2012 (as amended, the “Pinedale Credit Agreement”).  Following this refinancing, the Company has in excess of approximately $60 million of liquidity for acquisitions or the repurchase of equity or debt securities.  The terms of the Regions Credit Agreement and Pinedale Credit Agreement are more fully described in Note 14 in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 8.01	Other Events.

On April 4, 2016, Company issued a press release announcing the refinancing of the Pinedale Credit Agreement and updates on the compliance of its tenants.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference and constitutes part of this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release – CorEnergy Announces Financing and Lease Updates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: April 4, 2016	By:	/s/ David J. Schulte
David J. Schulte
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release – CorEnergy Announces Financing and Lease Updates